Exhibit 10.7

NON-EMPLOYEE DIRECTOR NON-QUALIFIED STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT dated as of ____________, 20__, (the “Award Document”) between DYCOM INDUSTRIES, INC., a Florida corporation (the “Company”), and ________________________ (the “Participant”).

WHEREAS, the Participant is a non-employee director of the board of directors (the “Board”) of the Company and, pursuant to the Company’s 2007 Non-Employee Directors Equity Plan (the “Plan”) and subject to the terms and conditions hereinafter set forth, the Company desires to grant the Participant a certain number of Director Options to acquire shares of common stock, par value $0.33 1/3 per share of the Company;

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

1. Definitions; Incorporation of Plan Terms.

Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan, a copy of which is attached hereto.  This Award Document and the Director Options granted hereunder shall be subject to the Plan, the terms of which are incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Award Document, the Plan shall govern.

2. Grant of Director Options.

Subject to the terms and conditions contained herein and in the Plan, the Company hereby grants the Participant, effective as of the Date of Grant, the number of Director Options specified at the foot of the signature page hereof.  Each Director Option shall entitle the Participant to purchase, upon payment of the exercise price (the “Exercise Price”) specified at the foot of the signature page hereof, one Share.  For purposes of the Plan and this Award Document, the Date of Grant is the date specified at the foot of the signature page hereof.

3. Terms and Conditions of Director Options.

(a) Vesting.  Unless previously vested or forfeited in accordance with the terms of the Plan or this Award Document, the Director Options granted hereby shall vest and become exercisable as to __% of the Shares underlying such Director Options on each of __________, provided that the Participant is a member of the Board on the applicable vesting date.  Notwithstanding any provision to the contrary herein, no Director Option shall under any circumstances be exercisable during the first six months after the Date of Grant.

(b) Notice of Exercise.  Subject to this Section and the Plan, the Participant may exercise any or all of the vested Director Options by giving written notice of exercise to the Corporate Secretary.  The date of exercise of a Director Option shall be the later of (i) the date on which the Company receives such written notice or (ii) the date on which the conditions provided in Sections 3(c) and 3(e) hereof are satisfied.

(c) Payment.  Subject to the approval of the Administrator, the Exercise Price of a Director Option shall be paid:  (i) in cash or by certified check payable to the order of the Company; (ii) by delivery (or attestation) of shares of unrestricted Common Stock of the Company already owned by the Participant for at least six (6) months prior to exercise; (iii) by a “cashless exercise program” established and approved by the Company; or (iv) by any other procedure approved by the Administrator to the extent permitted by applicable law, or by any combination of the foregoing.

(d) Shareholder Rights.  The Participant shall not have any rights as a shareholder with respect to any Shares issuable upon the exercise of a Director Option until such Shares shall have been issued and delivered to the Participant in such manner as the Company, in its sole discretion, shall deem appropriate.  No adjustment shall be made for dividends or distributions or other rights in respect of any Share for which the record date is prior to the date on which the Participant shall become the holder of record thereof.

(e) Limitation on Exercise.  A Director Option shall not be exercisable unless the Common Stock subject thereto has been registered under the Securities Act of 1933, as amended (the “1933 Act”), and qualified under applicable state “blue sky” laws in connection with the offer and sale thereof, or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state “blue sky” laws is available.  The exercise of a Director Option or the disposition of any Shares issuable upon the exercise of a Director Option shall be subject to the Company’s policies and procedures relating to trading in the Company’s securities.

(f) Term.  Unless terminated earlier pursuant to the Plan or this Award Document, a Director Option shall expire on the tenth anniversary of the Date of Grant of such Director Option (the “Term”).

4. Exercise Following Separation from Service.

Subject to Section 3(a) above, the Director Options may be exercised following the Participant’s separation from service with the Board as follows:

(a) Disability.  In the event that the Participant separates from service with the Board by reason of Disability, any outstanding Director Option held by the Participant shall, to the extent not yet vested, be immediately vested and exercisable as of the date of such separation.  Thereafter, any outstanding, vested Director Option shall remain exercisable until the earlier of the (i) third anniversary following the date of the Participant’s separation of service or (ii) expiration of the Term; provided, that any Director Option that is not timely exercised shall be cancelled and terminated without any payment.

(b) Death.  In the event that the Participant separates from service with the Board by reason of death, any outstanding Director Option held by the Participant shall, to the extent not yet vested, be immediately vested and exercisable as of the date of such separation.  Thereafter, any outstanding, vested Director Option shall remain exercisable until the earlier of the (i) third anniversary following the date of the Participant’s separation of service or (ii) expiration of the Term; provided, that any Director Option that is not timely exercised shall be cancelled and terminated without any payment.

(c) Retirement.  In the event that the Participant separates from service with the Board by reason of his or her retirement in accordance with either the Company’s Amended and Restated By-laws or any retirement policy then in effect for Board members (“Retirement”), any outstanding Director Option held by the Participant shall, to the extent not yet vested, be immediately vested and exercisable as of the date of such separation.  Thereafter, any outstanding, vested Director Option shall remain exercisable until the earlier of the (i) third anniversary following the date of the Participant’s termination service or (ii) expiration of the Term; provided, that any Director Option that is not timely exercised shall be cancelled and terminated without any payment.

(d) Separation from Service for Reasons Other than Disability, Death or Retirement.  Unless otherwise determined by the Administrator in its sole discretion, in the event that the Participant separates from service with the Board for any reason other than Disability, death or Retirement, any outstanding Director Option held by the Participant that is vested and exercisable on the date of separation shall remain exercisable until the earlier of (i) ninety (90) days following such separation or (ii) the expiration of the Term; provided, that any Director Option that is not timely exercised shall be cancelled and terminated without any payment.  Any outstanding Director Option that is not vested and exercisable at the date of the Participant’s separation from service shall be cancelled and terminated without any payment.

5. Transferability.

None of the Director Options or any rights or interests therein may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of, except by will or the laws of descent and distribution or pursuant to a domestic relations order.  During the Participant’s lifetime, a Director Option shall be exercisable only by the Participant or, if applicable, their legal representative.

6. Survival; Assignment.

(a) All agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the issuance to the Participant of the Director Options and any Shares and, notwithstanding any investigation heretofore or hereafter made by the Participant or the Company or on the Participant’s or the Company’s behalf, shall continue in full force and effect.  Except as expressly provided in the Plan or this Award Document, the Participant may not assign any of their rights hereunder.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs and permitted successors and assigns of such party; and all agreements herein by or on behalf of the Company, or by or on behalf of the Participant, shall bind and inure to the benefit of the heirs and permitted successors and assigns of such parties hereto.

(b) The Company shall have the right to assign to any of its affiliates any of its rights, or to delegate to any of its affiliates any of its obligations, under this Award Document.

7. Notices.

All notices and other communications under this Award Document will be in writing and will be given by hand delivery to the other party or by facsimile, first class mail, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Participant:

at the last known address on record at the Company.

If to the Company:

11770 U.S. Highway 1, Suite 101
Palm Beach Gardens, Florida 33408
Attention:  General Counsel

or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Section 7.  Notice and communications shall be effective when actually received by the addressee.

8. Governing Law.

The interpretation, performance and enforcement of this Award Document shall be construed in accordance with and subject to the laws of the State of Florida.

9. Severability.

If any provision of this Award Document is held to be illegal or invalid for any reason, such illegality or invalidity will not affect the remaining provisions of this Award Document, but this Award Document shall be construed and enforced as if such illegal or invalid provision had never been included herein.

10. Corporate Changes; Changes in Capitalization.

(a)           Neither the Plan nor this Award Document shall affect or restrict in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)           Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under the Plan will be equitably adjusted in the case of a stock-split, and may be equitably adjusted in the sole discretion of the Administrator in the event of a stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan.  In addition, upon the occurrence of any of the foregoing events, the number and kind of shares subject to any outstanding Awards may be equitably adjusted (including by payment of cash to the Participant) in the sole discretion of the Administrator, and will be equitably adjusted in the case of a stock-split, in order to preserve the benefits or potential benefits intended to be made available to the Participant.  Subject to the terms hereof, such adjustments shall be made by the Administrator, in its sole discretion, and such determination shall be final and binding on all parties.  Unless otherwise determined by the Administrator, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.

11. Exchange Act.

Notwithstanding anything contained in the Plan or this Award Document to the contrary, if the consummation of any transaction under the Plan or this Award Document would result in the possible imposition of liability on the Participant pursuant to Section 16(b) of the Exchange Act, the Administrator shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability, but in no event for a period in excess of 180 days.

12. Compliance with Code Section 409A.

Notwithstanding any contrary provision herein or in the Plan, if any Director Option is deemed to be a “deferral of compensation” under Code Section 409A or any regulations or guidance promulgated thereunder or could cause any person to recognize additional taxes, penalties or interest under Code Section 409A, the Board may, in its sole discretion and without the consent of any person, unilaterally modify such provision:  (i) to comply with, or avoid being subject to, Code Section 409A, or to avoid the imposition of any additional taxes, penalties or interest under Code Section 409A, and (ii) to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Code Section 409A.  This Section 12 does not create an obligation on the part of the Board to modify the Plan or this Award Document and does not guarantee that any person will not be subject to additional taxes, penalties or interest under Code Section 409A.

13. Amendment.

Notwithstanding anything herein or in the Plan to the contrary, the Board may, at any time, alter, amend, suspend or modify this Award Document; provided, however, that no amendment or modification of this Award Document shall materially and adversely alter or impair the rights of the Participant with respect to any then outstanding Director Options without the consent of the Participant.

14. No Rights to Grants or to Continue as a Director.

The Participant shall not have any claim or right to receive future grants of Director Options under the Plan.  Nothing in the Plan or in this Award Document shall confer upon the Participant any right to continue to serve as a director of the Company or to be nominated for re-election by the Company’s shareholders  or shall interfere in any way with the right of the Board or the shareholders of the Company to terminate such status at any time, with or without cause and with or without notice, except as otherwise provided by the certificate of incorporation or by-laws of the Company or applicable law.

15. Entire Agreement.

This Award Document and the Plan set forth the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.  This Award Document may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

IN WITNESS WHEREOF, the Company has caused this Award Document to be executed by its duly authorized officer and the Participant has executed this Award Document, both as of the day and year first above written.

DYCOM INDUSTRIES, INC.

By:

PARTICIPANT

<<Name>>

Number of Stock Options:		Address:
Exercise Price:	$
Date of Grant: